4th Quarter & Full Year 2017 Financial Results Presentation January 30, 2018 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions, and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its subsidiaries (collectively, “SF” or the “Company”). These statements can be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. In particular, these statements may refer to our goals, intentions, and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company’s annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things, changes in general economic and business conditions, actions of competitors, regulatory and legal actions, changes in legislation, and technology changes. Use of Non-GAAP Financial Measures The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three and twelve months ended December 31, 2017. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of ongoing business. Management has not included costs which they believe are duplicative in the analysis below. A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

Highlights Record Net Revenue of $804 million. Record Institutional Revenue of $332 million Record Investment Banking Revenue of $233 million Record Advisory revenue of $123 million Record Capital Raising revenue of $110 million Record Global Wealth Management Revenue of $474 million Non-GAAP Pre-tax Margin of 20.1% Record non-GAAP Net Income Available to Common Shareholders of $121 million, or $1.47 per Diluted Common Share. Bank NIM of 2.85% up 61 bps from 2016 Record Client AUA of $273 billion Record Fee-based Assets of $88 billion Non-GAAP ROCE of 17.9% Non-GAAP ROTCE of 29.5% Raised Quarterly Dividend by 20% to $0.12 Fourth Quarter 2017 22nd Consecutive Year of Record Net Revenue of $2.9 billion, up 14% Record Institutional Group Revenue of $1.1 billion Record Investment Banking Revenue of more than $727 million, up 42% Record Advisory Revenue of $361 million Record Capital Raising Revenue of $366 million Record Global Wealth Management Revenue of $1.8 billion, up 17% GAAP Pre-tax Margin of 9.2% Non-GAAP Pre-tax Margin of 17.1% Net Income Available to Common Shareholders of $174 million or $2.14 per Diluted Share. Record Non-GAAP Net Income Available to Common Shareholders of $323 million or $3.99 per Diluted Common Share. Payment of Regular Quarter Dividend of $0.10 per Common Share Assets of $21.4 billion Acquisition of Ziegler Wealth Management Full Year 2017

Impact of Tax Reform Recorded a $101 million charge in 4Q17 as a result of the change in the tax code: $59 million was related to the acceleration of compensation expense ($0.72) $42 million was related to the revaluation of our DTA ($0.52) Settled last named litigation issue ($0.12) Expect to generate $70 million of cash savings as the result Estimate 2018 effective tax rate to be 25%-27% Expect lower tax rate to positively impact ROCE by 250-300 bps

2017 & Fourth Quarter Results

Brokerage Revenue & Asset Management & Service Fees

Investment Banking Revenue

Net Interest Income *Yields for Average Assets & Liabilities include the impact of Financial Instruments Owned, Stock Loan, Stifel Capital Trusts, and Other. **Net interest margin in historical periods reflect impact of reverse repos

Segment Results

Global Wealth Management

Stifel Bank & Trust

Institutional Group

Balance Sheet

Balance Sheet 128% Growth Infrastructure Build 139% Growth * 4Q17 Capital ratios are estimated

GAAP & Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation Three months ended December 31, 2017 Please refer to our fourth quarter and full year 2017 financial results press release for our full year GAAP to non-GAAP reconciliation table.

Progress Update

10 Years of Substantial Growth *Non-GAAP Results ** Share Price and Market Capitalization as of 1/24/2018, FactSet

Q&A